Exhibit 15.1

[Maples and Calder (Hong Kong) LLP Letterhead]

Our ref:	VSL/692329-000001/19651700v2
Direct	+852 3690 7513
Email	vivianl.lee@maples.com

Momo Inc.

20th Floor, Block B, Tower 2

Wangjing SOHO

No.1 Futongdong Street

Chaoyang District

Beijing 100102

People’s Republic of China

27 April 2021

Dear Sirs,

Momo Inc.

We have acted as legal advisers as to the laws of the Cayman Islands to Momo Inc., an exempted company incorporated with limited liability in the Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission (the “SEC”) of an Annual Report on Form 20-F for the year ended 31 December 2020 (the “Annual Report”), which will be filed with the SEC in the month of April 2021.

We consent to the reference to our firm under the heading “Item 16G. Corporate Governance” in the Annual Report and further consent to the incorporation by reference into the registration statement on Form S-8 (File No. 333-201769) dated 30 January 2015, pertaining to the Company’s Amended and Restated 2012 Share Incentive Plan and 2014 Share Incentive Plan, the registration statement on Form S-8 (File No. 333-215366) dated 30 December 2016, pertaining to the Company’s 2014 Share Incentive Plan, the registration statement on Form S-8 (File No. 333-229226) dated 14 January 2019, pertaining to the Company’s 2014 Share Incentive Plan, and the registration statement on Form S-8 (File No. 333-255177) dated 12 April 2021, pertaining to the Company’s 2014 Share Incentive Plan, of the summary of our opinion under the heading “Item 16G. Corporate Governance” in the Annual Report. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Maples and Calder (Hong Kong) LLP
Maples and Calder (Hong Kong) LLP